Exhibit 23.1

Certified Public Accountants	Rothstein, Kass & Company, P.C. 4 Becker Farm Road Roseland, NJ 07068 tel 973.994.6666 fax 973.994.0337 www.rkco.com	Beverly Hills Dallas Denver Grand Cayman Irvine New York Roseland San Francisco Walnut Creek

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Post Effective Amendment No. 5 to Registration Statement on Form S-3 to Form S-2, (Registration Nos.333-128083 and 333-109442), of BioTime, Inc. and Subsidiary, (collectively, the “Company”) and of: (i) our report dated March 17, 2009, with respect to the audit of the consolidated balance sheets of the Company as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders deficit, and cash flows for the years then ended, which report appears in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008, and (ii) to the reference to our firm under the caption “Experts” in the prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
January 6, 2010